Exhibit 4.1

1+1 Industry Canada	Industrie Canada

Certificate	Certificat
of Amalgamation	de fusion
Canada Business	Loi canadienne sur
Corporations Act	les societes par actions

HOT HOUSE GROWERS INC.	421234-7

Name of corporation-Denomination de la societe	Corporation number-Numero de la societe

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que la societe susmentiormee est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les societes par actions, des societes dont les denominations apparaissent dans les statuts de fusion ci-joints.

December 23, 2003 / le 23 decembre 2003
Director - Directeur	Date of Amalgamation - Date de fusion

Canada

utu-a-ui at U2:14 PM FAX NO. P. 04

Industry Canada Industrie Canada

Canada Business Corporations Act Loi can Helier= sur les sock tes par actions

FORM 9
ARTICLES OF AMALGAMATION
(SECTION 185)

FORMULE 9
STATUTS DE FUSION
(ARTICLE 185)

I - Name of the Amalgamated Corporation — Denomination sociirc dc la societ6 issue do la fusion

HOT HOUSE GROWERS INC.

The province or territory in Canada where the registered office is to be situated — La province ou Ic terrimi re au Canada ou sc sham le siege social

Province of British Columbia

3 - The classes and any maxinittin number of shares that the corporation Is audio:wed to issue — Categories ct tout nombre maximal d'actions que la societe est autorisde 3 emettre

Unlimited number of Common Shares;
Unlimited number of Class A Shares; and
Unlimited number of Class B Shares.

4 - Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s'il y a lieu

No shares of the Corporation shall be transferred without approval of the directors.

5 - Number (or minimum and maximum number) of directors — Nombre (ou nombre ininirnat ci maximal) d'administrareurs

Minimum 1 - Maximum 10

6 Restrictions, if any, on business the corporation may carry on — Limitcs imposees 3 Pactivita commerciate de la societe, s'il y a lieu

None

7 . Other provisions, if any — Autres dispositions, s'il y a lieu

The annexed Schedule II is incorporated herein.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: — 8 - La fusion a eta approuvec en accord avec Particle ou le paragraphe de la Loi indiquo ci-apres.

IE1 183
184(1)
o 184(2)

9 - Name of the amalgamating corporations Denomination socialc des societes fusionnantes	Corporation No. N° de la societe	Signature	Date	'I isle Titre
(lot House Growers Inc.	415967-5	,..	Dee.I/2003	Director
Pacific Lagoons Investments Inc.	420901.0		Dcelf, 2003	Director
Century Pacific Greenhouses Ltd.	420902-S		Mu./ g, 2003	Director

FOR IMPA RTMENTA I, USE. ONLY -A L'USAGE DU MINISTERE SEULEMENT — riled- Ddlio,dc
Corporation No. - N" do In noddle 2-44-1 7' f - 7 — ncr. 7 el 7003 Cana&

IC 3190 (2001/11) (CCA 1390)

SCHEDULE I

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE COMMON SHARES

1.1 The holders of the Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the Shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share shall entitle the holder thereof to one vote at all such meetings.

1.2 Subject to the rights of the holders of the Class A Shares, the holders of the Common Shares shall be entitled to receive, out of monies of the Corporation properly applicable to the payment of dividends, dividends from time to time as and when declared by the directors.

1.3 Subject to the rights of the holders of the Class A Shares and the Class B Shares, in the event of a Liquidation (as hereinafter defined), the holders of the Common Shares, after payment of or other proper provisions for all of the liabilities of the Corporation and the payment of the amounts payable to the holders of the Class A Shares and the Class B Shares, will be entitled to share rateably in all remaining assets of the Corporation.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE CLASS A SHARES

The Class A Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

INTERPRETATION

1.1	For the purposes of these share provisions:

“Board of Directors” means the board of directors of the Corporation;

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the city of Vancouver, British Columbia, for the transaction of banking business;

“Catch-Up Dividend” means the dividend declared by the Board of Directors pursuant to the Governance Agreement and the provisions hereof immediately prior to the redemption or exchange of any Class A Share ;

“CBCA” means Canada Business Corporations Act, as amended from time to time;

“Class A Shares” mean the non-voting Class A Shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

“Class B Shares” means the non-voting Class B Shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

“Common Shares” means the Common Shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

“Corporation” means Hot House Growers Inc., a corporation existing under the laws of Canada;

“Declaration of Trust” means the declaration of trust dated November 10, 2003 by which the Fund is governed, as amended, restated and supplemented from time to time;

“Exchange Agreement” means the agreement made between the Fund, the Corporation and Canagro Century Holdings Inc. providing for, inter olio, the right of a holder of Class A Shares and Common Shares to exchange, directly or indirectly, such Class A Shares and Common Shares for Units of the Fund with such changes thereto as the parties thereto, acting reasonably, may agree;

“Fund” means Hot House Growers Income Fund, a trust governed by the Declaration of Trust;

“Governance Agreement” means the agreement made between the Fund, Canagro Century Holdings Inc. and the Corporation providing for, inter alia, certain matters related to the conduct of the affairs of the Corporation with such changes thereto as the parties thereto, acting reasonably, may agree;

“holder” means, when used with reference to the Class A Shares, a holder of a Class A Share shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Class A Shares;

“Liquidation” has the meaning ascribed thereto in Section 2.1 of these share provisions;

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions;

“Liquidation Call Right” has the meaning ascribed thereto in the Governance Agreement;

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions;

“Note Indenture” means the note indenture providing for the issuance of the Notes by the Corporation and made between the Corporation and the Note Trustee;

“Note Trustee” means Computershare Trust Company of Canada, or any successor thereof;

“Notes” means the 12.75% unsecured, subordinated notes of the Corporation to be issued by the Corporation pursuant to the Note Indenture;

“Offering” means the offering of Units pursuant to the prospectus (final) of the Fund dated December 15, 2003;

“Person” means any individual, partnership, firm, trust, body corporate, government, governmental body, agency or instrumentality, unincorporated body of persons or association;

“Redemption Amount” has the meaning ascribed thereto in Section 6,4;

“Redemption Date” means the date, if any, established by the Board of Directors from time to time for the redemption by the Corporation of the whole or any part of the outstanding Class A Shares pursuant to Article 6 of these share provisions;

“Redemption Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions;

“Redemption Price” means $10 with respect to each Class A Share;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect;

“Subscription” means the subscription by the holder of a Class A Share in the form of Schedule A hereto by which the holder of the Class A Shares refen•ed to therein agrees to subscribe for, and take up and pay for, Notes in the principal amount of $10 for each Class A Share to be redeemed; and

“Transfer Agent” means Computershare Investor Services Inc., or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Common Shares, the Class A Shares and the Class B Shares.

ARTICLE 2

RANKING OF CLASS A SHARES

2.1 The Class A Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Class A Shares with respect to the payment of dividends and to a preference over the Common Shares and any shares of the Corporation ranking junior to the Class A Shares, but the Class A Shares shall be junior to the Class B Shares, with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding-up its affairs (a “Liquidation”).

ARTICLE 3

DIVIDENDS

3.1 The holders of the Class A Shares, in priority to the holders of the Common Shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board of Directors out of moneys of the Corporation properly applicable to the payment of dividends, fixed preferential cumulative cash dividends at the rate of $1.275 per share per annum. If dividends on the Class A Shares are not declared by the Board of Directors within 12 months from the last day of the fiscal quarter in which such dividends accrued, the entitlement of the holder of such shares to such dividends shall cease. Dividends on the Class A Shares will be declared by the Board of Directors in the order in which such dividends accrued. Such dividends shall accrue from day to day from and including the date of issue of any such shares. Subject to Section 3.1 of the Governance Agreement, dividends on the Class A Shares if declared, will be payable on or before the last day of each calendar month immediately following the month for which the dividend accrues or, if such day is not a Business Day, the next following Business Day (other than a dividend that accrues in December in which case “next following” will be read as “immediately preceding”).

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1 and the sending of such a cheque to each holder of a Class A Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. No holder of a Class A Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable. The Corporation may pay the Catch-Up Dividend at the time of declaration thereof by the issuance and delivery of a promissory note of the Corporation in a principal amount equal to the amount of the Catch-Up Dividend as determined pursuant to the procedures set forth in the Governance Agreement and the issuance and delivery of such a note to the holders of Class A Shares shall satisfy the obligation to pay the Catch-Up Dividend.

3.3 The record date for the determination of the holders of Class A Shares entitled to receive payment of, and the payment date for, any dividend payable on the Class A Shares pursuant to Section 3.1 shall be the 15111 day of the calendar month immediately following the month for which the dividend accrues or such other date as may be determined by the Board of Directors.

3.4 Except as provided in this Article 3, the holders of Class A Shares shall not be entitled to receive dividends in respect thereof.

ARTICLE 4

CERTAIN RESTRICTIONS

4.1 So long as any of the Class A Shares are outstanding, without first obtaining any approval that may then be prescribed by applicable law and the approval of the registered holders of the outstanding Class A Shares pursuant to Section 9.2, the Corporation shall not at any time:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares of the Corporation ranking junior to the Class A Shares with respect to the payment of dividends;

(b)

redeem, purchase or otherwise retire or make any capital distribution on or in respect of any Common Shares or any other shares of the Corporation ranking junior to or on a parity with the Class A Shares with respect to the payment of amounts upon a Liquidation;

(c)	redeem, purchase or otherwise retire less than all the Class A Shares then outstanding; or

(d)	redeem, purchase or otherwise retire any other shares of the Corporation ranking as to the payment of dividends or the return of capital junior to or on a parity with the Class A Shares,

unless all dividends then accrued upon the Class A Shares shall have been declared and paid or set apart for payment in respect of the Class A Shares.

ARTICLE 5

DISTRIBUTION ON LIQUIDATION

5.1 In the event of a Liquidation, a holder of Class A Shares shall be entitled, subject to applicable law and to the exercise by the Fund of the Liquidation Call Right, to receive from the assets of the Corporation in respect of each Class A Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Class A Shares and after distribution of the assets of the Corporation among the holders of the Class B Shares with respect to the payment of amounts upon a Liquidation, an amount per share equal to $10 per share plus all declared and unpaid dividends thereon (the total herein called the “Liquidation Amount”),

5.2 On or promptly after the Liquidation Date, and subject to the exercise by the Fund of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Class A Shares the Liquidation Amount for each such Class A Share upon presentation and surrender of the certificates representing such Class A Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Shares under the CBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Class A Shares. Payment of the total Liquidation Amount for such Class A Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation for the Class A Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Class A Shares. On and after the Liquidation Date, the holders of the Class A Shares shall cease to be holders of such Class A Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Class A Shares shall not be made upon presentation and sun-ender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hercinbcforc provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Liquidation Amount in respect of the (lass A Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Class A Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Class A Shares so deposited, against presentation and sun-ender of the said certificates held by them, respectively, in accordance with the foregoing provisions.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Class A Shares the Liquidation Amount per Class A Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6

REDEMPTION OF CLASS A SHARES BY THE CORPORATION

6.1 Subject to applicable law and the restrictions contemplated in the Governance Agreement, the Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A Shares for, and require the holder of any Class A Shares to be redeemed to subscribe for Notes with a principal amount equal to, the Redemption Nee. Immediately prior to a redemption of Class A Shares, the holders of the Class A Shares to be redeemed must subscribe for, take up and pay for in cash, a Note in the principal amount of $10 for each Class A Share to be redeemed.

6.2 Subject to Section 4.1(c), if less than all of the then outstanding Class A Shares are to be redeemed at any time under this Article 6, the shares to be redeemed shall be selected by lot or in such other manner as the Board of Directors in its discretion may deem equitable or, if the Board of Directors so determines by resolution, on a pro rata basis, disregarding fractions, according to the number of Class A Shares held by each of the holders of Class A Shares. If only a part of the Class A Shares represented by any certificate arc to be redeemed under this Article 6, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

6.3 In any case of a redemption of Class A Shares under this Article 6, the Corporation shall, at least 40 days before the Redemption Date send or cause to be sent to each holder of Class A Shares to be redeemed a notice (the “Redemption Notice”) in writing of the redemption by the Corporation of the Class A Shares to be redeemed and held by such holder. The Redemption Notice shall set out the number of Class A Shares which are to be redeemed held by the holder to whom it is addressed, the Redemption Price, the Redemption Date, and the office or offices of the Corporation and any other place or places within Canada at which the holders of the Class A Shares to be redeemed may present and surrender certificates representing such shares for redemption together with a Subscription to be executed and delivered by the holder of such Class A Shares.

6.4 On or after the Redemption Date, and after a holder of the Class A Shares to be redeemed has paid the subscription price for the Notes to be taken up and subscribed for by such holder, the Corporation shall pay the Redemption Price and any declared and unpaid dividends on each Class A Share to be redeemed (in aggregate, the “Redemption Amount”) to such holders for each Class A Share redeemed, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in the Redemption Notice of the certificates representing such Class A Shares, together with such other documents and instniments as may be required to effect a transfer of Class A Shares under the CBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require.

6.5 Payment of the total Redemption Amount for such Class A Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in the Redemption Notice, of a cheque of the Corporation for the total Redemption Amount of the Class A Shares of such holder to be redeemed, and such delivery shall satisfy arid discharge all liability of the Corporation for the Redemption Amount, unless such cheque is not paid on due presentation. Subject as hereinafter provided, from and after the Redemption Date specified for redemption in any such Redemption Notice, the Class A Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Amount has been paid in the manner hereinbe fore provided.

6.6 The Corporation shall have the right at any time after the sending of a Redemption Notice to deposit or cause to be deposited with any chartered bank or trust company in Canada the amount of the declared and unpaid dividends and Notes with an aggregate principal amount equal to the Redemption Price in respect of the Class A Shares so called for redemption, or with respect to such Class A Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption. Upon such deposit being made or upon the Redemption Date, whichever is ▶ ater, the Class A Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof after such deposit or such Redemption Date, as the case may he, shall he limited to receiving their proportion of the amount so deposited without interest, and the Notes, upon presentation and surrender of the certificate or certificates representing the Class A Shares being redeemed and payment of the subscription price for the Notes to be taken up and subscribed for by such holder, or provision for the payment of the amount to be paid in order to take up such shares subject only to the Corporation paying the Redemption Amount for the Class A Shares being redeemed in accordance with the foregoing provisions. Any interest allowed on any such deposit shall belong to the Corporation.

ARTICLE 7

VOTING RIGHTS

7.1 Except as required by applicable law (including under the CBCA) and by Article 8, the holders of the Class A Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 8

AMENDMENT AND APPROVAL

8.1 The rights, privileges, restrictions and conditions attaching to the Class A Shares may be added to, changed or removed but only with the approval of the holders of the Class A Shares given as hereinafter specified

8.2 Any approval given by the holders of the Class A Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the holders of the Class A Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by (1) a resolution in writing signed by all the holders of Class A Shares entitled to vote on that resolution at a meeting of holders of Class A Shares, or (ii) a resolution passed by not less than 662/3% of the votes cast on such resolution by holders represented in person or by proxy at a meeting of holders of Class A Shares duly called and held at which the holders of at least 25% of the outstanding Class A Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class A Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Class A Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 662/3% of the votes cast on such resolution by holders represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Class A Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

ARTICLE 9

LIQUIDATION CALL RIGHT

9.1 Each holder of a Class A Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge the Liquidation Call Right in favour of the Fund, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, or the redemption of Class A Shares and to be bound thereby in favour of the Fund as therein provided.

ARTICLE 10

GENERAL

10.1 Any notice, request or other communication to be given to the Corporation by a holder of Class A Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

10.2 Any notice, request or other communication to be given to a holder of Class A Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Class A Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Corporation pursuant thereto.

SCHEDULE A - SUBSCRIPTION

To         HOT HOUSE GROWERS INC. (the “Corporation”)

This notice is given pursuant to the rights, privileges, restrictions and conditions (the “Share Provisions”) attaching to the Class A Shares of the Corporation represented by the certificates accompanying this Subscription and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

This Subscription is being delivered as a condition to the redemption of the Class A Shares referred to in a Redemption Notice.

The undersigned hereby subscribes for and agrees to take up and pay for Notes in the aggregate principal amount of $10 for each Class A Share that is to be redeemed by the Corporation as referred to in the Redemption Notice (the “Subscription”). The amount paid to the Corporation for the Notes is to be used by the Corporation to redeem the Class A Shares to be redeemed pursuant to the Redemption Notice.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐

Please check box if the Notes are to be held for pick-up by the shareholder from the Transfer Agent of the Corporation, failing which the Notes will be mailed to the last address of the shareholder as it appears on the register.

The Notes will be issued and registered in the name of the shareholder as it appears on the register of the Corporation and the Notes will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

1)atc:

Name of Person in Whose Name Notes are to be Registered, Issued or

Delivered (please print):

Street Address or P.O. Box: Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

The signature must be guaranteed by a Canadian Chartered Bank or trust company, by a member firm of a recognized stock exchange in Canada or by a member of the Securities Transfer Agents Medallion Program.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE CLASS B SHARES

The Class B Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

VOTING

1.1 Except as required by applicable law (including under the CI3CA), the holders of the Class 13 Shares shall not he entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 2

ISSUE PRICE

2.1 Unless otherwise determined by the Board of Directors on the date of issuance of the Class B Shares, the Class B Shares shall be issued at a price of $1.00 per share.

ARTICLE 3

DIVIDENDS

3.1 The holders of the Class B Shares shall not be entitled to receive any dividends.

ARTICLE 4

LIQUIDATION, DISSOLUTION OR WINDING-UP

4.1 In the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary, the holders of the Class B Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares and Class A shares, an amount equal to the redemption amount of the Class B Shares (as hereinafter defined) together with any declared but unpaid dividends thereon. After payment to the holders of the Class B Shares of any amounts so payable to them, the holders thereof shall not be entitled to share in any further distribution of assets of the Corporation.

ARTICLE 5

REDEMPTION

5.1 Subject to the provisions of the CBCA, the Corporation may at any time or times at the discretion of the directors redeem all or any of the Class B Shares by paying to the registered holder or holders thereof the amount of $1.00 per share (the “Class B Redemption Amount”).

5.2 If less than all of the outstanding Class B Shares are to be redeemed at any time and such shares are held by more than one registered holder, the Class B Shares to be redeemed shall be selected in such manner as determined by the directors.

5.3 The Corporation shall give notice of any redemption to each holder of Class B Shares by delivering the same to such holder not less than 24 hours prior to the date fixed for redemption. Such notice shall specify the provisions hereof under which such redemption shall be effected, the date fixed for redemption, the place in the Province of British Columbia where redemption shall be effected, the Class B Redemption Amount and, in case of partial redemption, the number or portion of each holder’s Class B Shares to be redeemed. Notwithstanding the foregoing, the holders of Class 13 Shares may waive notice of any such redemption by instrument or instruments in writing.

5.4 On the date fixed for any redemption, the Corporation shall pay or cause to be paid the Class 13 Redemption Amount to or to the order of the holders of the Class B Shares to be redeemed upon presentation and surrender at the place of redemption of the respective certificates representing such shares. The holders of the Class B Shares so redeemed shall cease to exercise any of the rights of holders in respect thereof unless payment of the Class B Redemption Amount is not to be made in accordance with the foregoing provisions, in which ease the rights of such holder shall remain unimpaired.

5.5 The Corporation shall have the right at any time after delivering a notice of redemption to deposit the Class B Redemption Amount of the shares thereby called for redemption or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto, in any branch of the Corporation’s bankers in Canada specified in such notice or in a subsequent notice to the holders of shares in respect of which the deposit is made, in a special account for the holders of such shares, and upon deposit being made or upon the date fixed for redemption, whichever is the later, the Class B Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving without interest, its proportionate part of the Class B Redemption Amount so deposited upon presentation and surrender of the certificate or certificates representing the Class B Shares so redeemed. Any interest on such deposit shall belong to the Corporation. Redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for above) for a period of two years from the date specified for redemption shall he forfeited to the Corporation.

5.6 If less than all of the Class B Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

5.7 Upon payment of the Class B Redemption Amount for the Class B Shares redeemed by the Corporation, the holders of the Class B Shares so redeemed shall cease to be entitled to dividends or to exercise any of the rights of holders in respect of the Class B Share so redeemed.

ARTICLE 6

RETRACTION

6.1 Each holder of Class B Shares may at any time, demand by notice in writing that the Corporation redeem all or any of the Class B Shares held by him by payment to him of the Class B Redemption Amount thereof, together with all dividends declared and unpaid thereon.

6.2 All demands for redemption shall be made in writing and signed by the holder demanding redemption and shall be delivered or mailed to the registered office of the Corporation. Such demand for redemption shall be deemed to have been received on the date of delivery if delivered and on the third business day following the date of mailing if mailed.

6.3 If there is only one holder of Class B Shares the Corporation shall redeem the Class B Shares referred to in any demand for redemption forthwith upon receipt thereof If there is more than one holder of Class B Shares:

(a)

the Corporation shall deliver or mail to all other holders of Class B Shares, forthwith upon receipt of a demand for redemption, a copy of the demand for redemption. The rationale for this mailing shall be to allow other holders of Class B Shares to submit demands for redemption; and

(b)

the Corporation shall redeem, upon the expiration of thirty-one (31) days after the receipt or deemed receipt of the initial demand for redemption, all Class B Shares for which it has received demands for redemption,

6.4 If the assets of the Corporation arc not sufficient to redeem all Class B Shares in respect of which demands for redemption have been made, redemption shall be made pro rata among the holders of Class B Shares in proportion to the number of Class B Shares specified in the notices given by the holders demanding redemption.

6.5 Upon payment of the Class B Redemption Amount for the Class B Shares redeemed by the Corporation, the holders of the Class B Shares so redeemed shall cease to he entitled to dividends or to exercise any of the rights of holders in respect of the Class B Shares so redeemed.

Hot House Growers Inc.

Schedule II

1.	The Articles of the Corporation may be amended by special resolution pursuant to Section 173 of the Act, as amended from time to time, to:

(a)

increase or decrease any maximum number of authorized shares of any class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of another class;

(b)	effect an exchange, reclassification or cancellation of all or any part of the shares of any class; or

(c)	create a new class of shares equal or superior to the shares of another class;

and no separate class or series vote shall be required under Section 176 of the Act, as amended from time to time, in respect to the amendment except that the holders of any class of preferred shares shall be entitled to vote separately as a class or series on such amendment to the extent provided in the Act and in the Articles.

2.

The directors may, within the maximum number permitted by the Articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

1+1 Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les societes par actions

HOT HOUSE GROWERS INC.		421234-7

Name of corporation-Denomination de la societe		Corporation number-Numero de la societe

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de Particle 13 de la Loi canadienne sur les societes par actions, conformement a l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de Particle 27 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes designant une serie d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;		c) en vertu de Particle 179 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de Particle 191 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes;

October 16, 2006 / le 16 octobre 2006
Richard G. Shaw		Date of Amendment - Date de modification
Director - Directeur

Canada.

1[4] 01 Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ELECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	societes par actions	ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement:	E-Commerce/Commerce-E

Name of Corporation - Denomination de la societe	. Corporation No. - N° de la societe

HOT HOUSE GROWERS INC.	421234-7

The articles of the above-named corporation are amended as follows:
Les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante:

Article 3 of the articles of the corporation be amended by creating a new class of an unlimited number of Class C Shares and attaching thereto the rights, privileges, restrictions and conditions as set out in Schedule I attached hereto.

SCHEDULE I

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE CLASS C SHARES

The Class C Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

VOTING

1.1 Except as required by applicable law (including under the Canada Business Corporations Act), the holders of the Class C Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 2

DIVIDENDS

2.1 The holders of the Class C Shares shall not be entitled to receive any dividends.

ARTICLE 3

LIQUIDATION, DISSOLUTION OR WINDING-UP

3.1 In the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary, the holders of the Class C Shares shall be entitled to receive pro rata with the holders of the Class B Shares, but before the payment of any amounts payable to the holders of the Class A Shares and before any distribution of any part of the assets of the Corporation among the holders of the Common Shares an amount equal to $0.001 per Class C Share. After payment to the holders of the Class C Shares of any amounts so payable to them, the holders thereof shall not be entitled to share in any further distribution of assets of the Corporation.

Date	Name—Nom	Signature	Capacity of—en qualite
2006-10-16	STEVE FANE		AUTHORIZED OFFICER

Canadq

1+1 Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les societes par actions

Village Farms Canada Inc.		421234-7

Name of corporation-Denomination de la societe		Corporation number-Numero de la societe

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de Particle 13 de la Loi canadienne sur les societes par actions, conformement a l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de Particle 27 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes designant une serie d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;		c) en vertu de Particle 179 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de Particle 191 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes;

October 19, 2006 / le 19 octobre 2006

Richard G. Shaw		Date of Amendment - Date de modification
Director - Directeur

Canad’d

Industry Canada | Industrie Canada
Canada Business Corporations Act | Loi canadienne sur lea **dotes par actions

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICA TRICES
(ARTICLES 27 OU 177)

1 — Name of the Corporation - Denomination sociale de la ',mete	2 — Corporation No - N˚ de la soothe
HOT HOUSE GROWERS INC.	**421234-7**

3 — The articles of the above-named corporation are amended as follows — Les statuts de la sopete mentionnee ctidessus sont modifies de la far,on suwante

1. The name of the corporation be changed effective at 12:01 am on October Pi , 2006 to Village Farms Canada Inc.

2. The name of the corporation be changed to Village Farms Canada Inc. and Article 1 of the articles of the corporation be amended so that Article 1 reads as follows:

"1. Name of Corporation — **Village Farms Canada** Inc."

(i) reducing the maximum number of Class A Shares that the Corporation is authorized to issue to zero thereby eliminating the Class A Shares from the capital of the Corporation;

(ii) reducing the maximum number of Class B Shares that the Corporation is authorized to issue to zero thereby eliminating the Class B shares from the capital of the Corporation;

(iii) abrogating the rights, privileges, restrictions and conditions attaching to the Common Shares, the Class A Shares, the Class B Shares and the Class C Shares and deleting the existing Schedules I to the Articles in their entirety

After giving effect to the foregoing, Article 3 of the Articles shall read as follows:

The classes and any maximum number of shares that the corporation is authorized to issue:

unlimited number of Common Shares, and
unlimited number of Class C Shares

Signature	Pnnted Name — Nom en letters mcailees	4 — C ualde de	5 — Tel No — fir de tel
	36f'IA C(044.4.	PX	604w /A

46

FOR DEPARTMENTAL. USE ONLY 4, L USAGE DU MINISTERE SEULEMENT

jai 423V⁻7 — otT '19 2006

IC 3609 (2003/06)

CanacE.

SCHEDULE I

INTERPRETATION

1.1 For the purposes of these share provisions:

“CBCA” means Canada Business Corporations Act, as amended from time to time;

“Class C Shares” means the non-voting Class C Shares in the of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

“Common Shares” means the Common Shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein; and

“Corporation” means Village Farms Canada Inc., a corporation existing under the laws of Canada.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE COMMON SHARES

The Common Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

VOTING

1.1 The holders of the Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the Shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share shall entitle the holder thereof to one vote at all such meetings.

1.2 The holders of the Common Shares shall be entitled to receive, out of monies of the Corporation properly applicable to the payment of dividends, dividends from time to time as and when declared by the directors.

1.3 Subject to the rights of the holders of the Class C Shares, in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares, after payment of or other proper provisions for all of the liabilities of the Corporation and the payment of the amounts payable to the holders of the Class C Shares, will be entitled to share rateably in all remaining assets of the Corporation.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE CLASS C SHARES

The Class C Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

VOTING

1.1 Except as required by applicable law (including under the CBCA), the holders of the Class C Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 2

DIVIDENDS

2.1 The holders of the Class C Shares shall not be entitled to receive any dividends.

ARTICLE 3

LIQUIDATION, DISSOLUTION OR WINDING-UP

3.1 In the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary, the holders of the Class C Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares an amount equal to $10.00 per Class C Share. After payment to the holders of the Class C Shares of any amounts so payable to them, the holders thereof shall not be entitled to share in any further distribution of assets of the Corporation.

1+1 Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les societes par actions

Village Farms Canada Inc.	421234-7

Name of corporation-Denomination de la societe	Corporation number-Numero de la societe

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	a) en vertu de Particle 13 de la Loi canadienne sur les societes par actions, conformement a l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	b) en vertu de Particle 27 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes designant une serie d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	c) en vertu de Particle 179 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	d) en vertu de Particle 191 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes;

December 10, 2009 / le 10 decembre 2009
Richard G. Shaw	Date of Amendment - Date de modification
Director - Directeur

Canada

1401 Industry Canada | Industrie Canada

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ELECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-E

The certificate and articles of the Corporation are amended to change the 7,074,116 issued and outstanding common shares in the capital of the Corporation into 100 common shares.

Date	Name - Nom	Signature	Capacity of - en qualite
2009-12-10	STEPHEN C. RUFFINI		AUTHORIZED OFFICER

Page 1 of 1

CanadIA

1+1 Industry Canada Industrie Canada

Certificate of Arrangement	Cer tificat d tar rangement

Canada Business Corporations Act	Loi canadienne sur les societes par actions

421234-7
Village Farms Canada Inc

Name of CBCA corporation(s) involved -	Corporation number—Numero de to socidte
Ddnornination(s) de la (des) socidte(s) L C S A concernee(s)

I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the Canada Business Corporations Act.	Je certifie que 1’arrangement mentionne dans les clauses diarrangement annexees, concernant la (les) societe(s) susmentionnee(s), a !xis effet en vertu de Particle 192 de la Loi canadienne sur les societes par actions

December 30, 2009 / le 30 decembre 2009

Richard G Shaw	Date of Arrangement - Date de Parrangement
Director - Directeur

Canacr3

SCHEDULE A

9	Name of other corporations involved, if applicable

Name	Corporation No.

Village Farms Income Fund	N/A

Village Farms Operating Trust	N/A

Village Farms Canada GP Inc.	4370830

Village Farms Canada Limited Partnership	N/A

VF Operations Canada Inc.	4370805

VF U S. Holdings Inc.	Delaware

SCHEDULE B

The articles of Village Farms Canada Inc. are amended as follows, all in accordance with the plan of arrangement attached hereto:

1.	to change the name of Village Farms Canada Inc.. to Village Farms. International, Inc

2.	to delete the rights, privileges, restrictions and conditions attached to the Class C Shares and to provide that Village Farms Canada Inc shall no longer be authorized to issue such shares.

3..

to create a new class of shares, unlimited in number, to be designated as Special Shares and to have attached thereto the rights, privileges, restrictions and conditions set forth in the attached pages lA to 1C.

to create a new class of shares, unlimited in number and issuable in series, to be designated as Preferred Shares and to have attached thereto the rights, privileges, restrictions and conditions set forth in the attached pages ID to IF.

to delete the rights, privileges, restrictions and conditions attached to the Common Shares and to replace them with those set forth in the attached page 1G.

6..	to delete article 4 of the articles of incorporation of Village Farms Canada Inc. and replace it with the term “N/A”.

7..	to delete paragraph 1 of article 7 of the articles of incorporation of Village Farms Canada Inc.

to change the number of directors to a minimum of 3 and a maximum of 10.

1A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO SPECIAL SHARES

The Corporation is authorized to issue an unlimited number of Special Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1. VOTING

1..1 The holders of the Special Shares shall be entitled to one vote for each Special Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class; provided that in no event shall the votes attached to the Special Shares exceed 45% of the votes otherwise attached to the Common Shares and the Special Shares then outstanding. Subject to applicable law, with respect to all meetings of• the shareholders of the Corporation and with respect to any written consents sought by the Corporation from the shareholders of the Corporation, all shareholders of the Corporation entitled to vote, shall vote together as a single class

1.2 The holders of the Special Shares shall not be entitled to vote separately as a class, and shall not be entitled to dissent, upon a proposal to amend the articles of the Corporation to:

1.2,1 Increase any maximum number of authorized shares of a class or series of a class having rights or privileges equal or superior to the Special Shares; or

1.22 Create a new class or series of a class of shares equal or superior to the Special Shares.

2. DIVIDENDS

2..1 The holders of the Special Shares shall not be entitled to receive any dividends.

3. REDEMPTION

3.1 The Corporation may, from time to time, upon giving notice as hereinafter provided, redeem the Special Shares where the holders of shares of participating preferred stock of VF U.S.. Holdings Inc.. (“Participating Preferred Shares”) have given notice that they wish to exchange some or all of their Participating Preferred Shares pursuant to the amended and restated securityholders’ agreement dated December 31, 2009 among the Corporation, VP Operations Canada Inc. and the VF Owners (as defined therein) (the “Securityholders’ Agreement”).. The number of Special Shares that the Corporation redeems at that time will be equal to the number of Common Shares issued upon the exchange of the applicable Participating Preferred Shares. The Special Shares will be redeemed at a price per share equal to $0..000001 (the “Redemption Amount”).

1B

3.2 Redemption Notice

In order to effect the redemption referred to in section 3..1, the Corporation shall send to the holder of the Special Shares to be redeemed a notice in writing of the intention of the Corporation to redeem the Special Shares (the “Redemption Notice”), which shall be sent together with the Exchange Consideration (as defined in the Securityholders’ Agreement) pursuant to the procedure set out in the Securityholders’ Agreement,. Accidental failure or omission to give the Redemption Notice to one or more holders shall not affect the validity of any redemption, but if such failure or omission is discovered, a Redemption Notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time., the Redemption Notice shall set out (i) the aggregate number of redeemed Special Shares, as applicable; (ii) the number of redeemed Special Shares, as applicable, held by the person to whom it is addressed; (iii) the Redemption Amount and the manner in which it was calculated; and (iv) the place or places in Canada at which holders of Special Shares may present and surrender the certificate or certificates representing the Special Shares for redemption..

3.3 Method of Redemption

The redemption and cancellation of the redeemed shares will be effective upon the delivery of the Redemption Notice in accordance with Section 3.2 (the “Effective Time”). On and after the Effective Time, the Corporation shall pay or cause to be paid to or to the order of the holders of the redeemed shares the Redemption Amount of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the Redemption Notice, of the certificate or certificates representing the redeemed shares.. Payment in respect of the redeemed shares shall be made by cheque payable to the respective holders thereof’ in lawful money of Canada at any branch in Canada of the Corporation’s bankers.

From and after the Effective Time, the holders of the redeemed shares shall cease to be entitled to exercise any of their other rights as shareholders in respect thereof.

4. LIQUIDATION, DISSOLUTION OR WINDING-UP

4.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Special Shares shall not be entitled to share in any distribution of the property ox’ assets of the Corporation.

1C

5. SUBDIVISION OR CONSOLIDATION

5..1 None of the Special Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Common Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

6. MODIFICATION

61 The provisions attached to the Special Shares will not be added to, changed or removed unless the addition, removal or change is fast approved by the separate affirmative vote of two-thirds of the votes cast at meetings of the holders of the shares of such class.

ID

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO PREFERRED SHARES

The Corporation is authorized to issue an unlimited number of Preferred Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions

1. DIRECTORS’ RIGHT TO ISSUE IN ONE OR MORE SERIES

1..1 The Preferred Shares may be issued at any time or from time to time in one or more series.. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act (the “Act”)) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation

2. RANKING OF THE PREFERRED SHARES

2..1 The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other’ shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for’ the purpose of winding-up its affairs„ Ti any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution Or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however; that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter’ shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preference not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class Over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of’ Preferred Shares.

1E

3. VOTING RIGHTS

3.1 Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such. to receive notice of; to attend or to vote at any meeting of the shareholders of the Corporation., Except as hereinafter provided or as required by law or as provided in the Articles relating to any series of Preferred Shares, the holders of the Preferred Shares shall not be entitled as such to receive notice of; to attend or to vote at any meeting of the shareholders of the Corporation until such time as dividends on any Preferred Shares in an aggregate amount equal to the dividends payable thereon over a two year period have not been paid, whether or not such dividends in arrears are consecutive, whether or not such dividends have been declared and whether ox not there are or were any moneys of the Corporation properly applicable to the payment of dividends, and thereafter and so long as any dividends on any of the Preferred Shares remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation at which directors are to be elected, other• than separate meetings of the holders of another• class or series of shares, and to elect, voting separately as a class; two directors of the Corporation. Nothing contained in these provisions shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors.. Notwithstanding the foregoing, the holders of the Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of’ the Corporation.

4. AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERRED SHARES

4.1 The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holder’s of the Preferred Shares given as hereinafter specified,.

5. APPROVAL OF HOLDERS OF THE PREFERRED SHARES

5.1 The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/.3 of the votes cast at a meeting of’ the holders of the Preferred Shares duly called far that purpose.

1F

5.2 The formalities to be observed with respect to the giving of’ notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any ,joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of’ each $1.00 of the issue price of each Preferred Share held,

1G

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO COMMON SHARES

The Corporation is authorized to issue an unlimited number of Common Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1. VOTING

1.1 The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class.. Subject to applicable law, with respect to all meetings of the shareholders of the Corporation and with respect to any written consents sought by the Corporation from the shareholders of the Corporation, all shareholders of• the Corporation entitled to vote, shall vote together as a single class..

DIVIDENDS

2.1 After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation.

3. LIQUIDATION, DISSOLUTION OR WINDING-UP

3..1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, after payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Conimon Shares shall be entitled to share pro rata in any distribution of the property or assets of the Corporation.

4. SUBDIVISION OR CONSOLIDATION

4.1 None of the Common Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

EXHIBIT A

PLAN OF ARRANGEMENT

UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1..1 in this Plan of Arrangement, the following terms have the following meanings:

(a)

“Arrangement”, “herein”, “hereof’, “hereto”, “hereunder” and sintitnr expressions mean and refer to the arrangement pursuant to Section 192 of the CBCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(b)

“Arrangement Agreement” means the agreement dated as of November 2, 2009, among the Fund, VF OT, VF Canada GP, VF Canada II’, VF Opco, U S. Holdings and ParentCo with respect to the Arrangement and all amendments thereto;

(c)	“Articles of Arrangement” means the articles in respect of the Arrangement required under subsection 192(6)of the CBCA to be filed with the Director after the Final Order has been granted;

(d)	“Attorney” means the attorney of the Fand, currently VF Canada GP;

(e)	“Book Entry System” has the meaning ascribed to it under Section 4 2;

(f)

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Toronto, in the Province of Ontario, for the transaction of banking business;

(g)	“CBCA” n”“s the Canada Burineys Corporations Act, R.S.C. 1985, c.. C-44, as amended, including the regulations promulgated thereunder;

(h)	“CDS” means CDS Clearing and Depository Services Inc..;

(i)	“CDS Participant” has the meaning ascribed to it under Section 4..2;

(j)	“Certificate” means the certificate which may be issued by the Director pursuant to subsection 192(7) of the CBCA;

(k)	“Class A Unit” means the Class A unit of the Fund;

(1)	“Conversion Resolution” means the special resolution of the Voting Unitholders approving the Arrangement;

(rn)	“Court” means the Ontario Superior Court of Justice;

(n)	“Director” means the Director appointed under Section 260 of the CBCA;

(o)	“Effective Date” means the date the Arrangement is effective under the CECA;

(p)	“Effective Time” means the time at which the Articles of Arrangement and Plan of Arrangement are filed with the Director on the Effective Date;

(q)

“Final Order” means the final order of the Court approving this Arrangement pursuant to subsection 192(4) of the CBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(r)	“Fund” means Village Farms Income Fund;

(s)

“Information Circular” means the management information circular of the Fund dated on or about November 10, 2009, together with all appendices thereto, and forwarded as part of the proxy solicitation materials to Voting Unitholders in respect of the Meeting;

(t)

“Interim Order” means the interim order of the Court under subsection 192(4) of the CBCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(u)	“Letter of Transmittal’ means the letter of transmittal sent by the Fund to CDS & Co., as the sole registered holder of Units;

(v)	“Meeting” means the special meeting of Voting Unitholders scheduled to be held on December 9, 2009 to consider the Arrangement and related matters, and any adjournment thereof;

(w)

“Non-Resident” means: (1) a Person who for the purposes of the Tax Act is neither a resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention); or

(ii)	a partnership that is not a Canadian partnership for the purposes of the Tax Act;

(x)	“ParentCo” means Village Farms Canada Inc., a corporation incorporated under the CBCA and, prior to the completion of the Arrangement, a wholly owned subsidiary of the Fund;

(y)	“Participating Preferred Shares” means the participating preferred shares of U.S Holdings;

(z)

“Second Amended and Restated Declaration of Trust” means the declaration of trust dated November 10, 2003, as attended and restated on December 19, 2003 and as further amended and restated on October 18, 2006, pursuant to which the Fund was created, as the same may be amended or restated from time to time;

(as)	“Shares” means the common shares in the capital of ParentCo;

(bb)	“Special Shares” means the special voting shares in the capital of ParentCo;

(cc)

“Subsidiary” means, with respect to any Person, a subsidiary (as that term is defined in the CBCA) for such purposes, if such person is not a corporation, as if such person were a corporation of such Person and includes any limited partnership, joint venture, trust, limited liability company, unlimited liability company or other entity, whether or not having legal status, that would constitute a subsidiary (as described above) if such entity were a corporation;

(dd)	“lax Act” means the Income Tax Act, RS C 1985, c. 1. (5th Supp), as amended, including the regulations promulgated thereunder;

(ee)	“Trust Units” means, collectively, the Units and the Class A Unit; (ff) “Units” means the ordinary trust units of the Fund;

(gg)	“U.S.. Holdings” means VF U.S..Holdings Inc.;

(hh)	“VF Canada GP” means Village Farms Canada GP Inc-;

(ii)	“VF Canada LP” means Village Farms Canada Limited Partnership; (jj) “VI? Opco” means Village Farms Operations Canada Inc.;

(kk)	“VFOT” means Village Farms Operating Trust; and

(11)	“Voting Unitholdere means the holders of the Trust Units.

1 2 The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3 Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement

1.4 Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

1 5 In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place..

I.6 References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1 This Plan of Arrangement is made pursuant to, and is subject to the provisions of, and forms part of, the Arrangement Agreement

2 1 This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, shall become effective on, and be binding on and after, the Effective Time on: (i) Voting Unitholders; (ii) the Fund; (iii) VFOT; (iv) VF Canada GP; (v) VF Canada IP; (vi) VF Opco; (vii) U.S.. Holdings; and (viii) ParentC,o

2.3 The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the limes set out therein. If’ no Certificate is required to be issued by the Director pursuant to section 192 of the CBCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Director pursuant to subsection 192(6) of the CBCA.

2.4 Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any party or Person until the Effective Time. Furthermore, each of the events listed in Article 3 shall be, without affecting the tinting set out in Article 3, mutually conditional, such that no event described in said Article 3 may occur without all steps occurring, and those events shall effect the integrated transaction which constitutes the Arrangement.

ARTICLE 3

ARRANGEMENT

3 1 Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

Amendment of PstrentCo’s Articles of Incorporation

(a)	ParentCo shall amend its constating documents to the extent necessary to facilitate the Arrangement and, in connection therewith, will change its name to Village Farms International, Inc.,;

Redemption of the Class A Unit

(b)	the Class A Unit held by U.S.. Holdings shall be redeemed by the Fund for $10 in cash;

Subscription for Special Shares

(c)

U S. Holdings shall subscribe for 25,267,000 Special Shares (representing the number of Units for which the issued and outstanding Participating Preferred Shares are exchangeable at the date of this Agreement, subject to any changes as a result of exchanges prior to the Effective Date) for $10 in cash;

Exchange of Units for Shares

(d)	the Units held by the Unitholders shall be transferred to ParentCo in consideration for Shares on the basis of one Share for each Unit so transferred;

Cancellation of the Common Shares of PareutCo

(e)	the issued and outstanding Shares a ParentCo held by the Fund shall be purchased for cancellation by ParentCo for nominal consideration, and shall be cancelled;

Dissolution of VFO I

(f)	VFOI win be dissolved in accordance with the VFOT• Declaration of trust and its assets and liabilities shall be distributed to, or assumed by, the Fund;

Dissolution of the Fund

the Fund will be dissolved in accordance with the Second Amended and Restated Declaration of Trust and its assets and liabilities shall be distributed to, or assumed by, ParentCo;

Reduction of Stated Capital

(h)

there ,shall have been added to the stated capital account maintained for the Shares an amount determined by the directors in accordance with Section 25 of the CB CA in respect of the Shares issued in consideration for Units, and ParentCo shall be authorized to reduce its stated capital in an amount determined by the directors, in accordance with Section 38(1) of the CBCA..

32	Upon the exchange at the Effective Time of Units for Shares pursuant to Section 3.1:

(i)	each former holder of Units shall cease to be the holder of the Units so exchanged and the name of each such holder shall be removed from the register of holders of Units;

(ii)	each such holder of Units shall become the holder of the Shares exchanged for the Units by such holder and shall be added to the register of holders of Shares in respect thereof;

ParentCo shall become the holder of the Units so exchanged and shall be added to the register of holders of Units in respect thereof; and

(iv)	ParentCo shall issue 25,267,000 Special Shares in connection with the subscription by U.S Holdings, and such Special Shares shall be added to the register of holders.

ARTICLE 4

OUTSTANDING CERTIFICATES

4. I Any certificates formerly representing Units that are not deposited, together with a duly completed Letter of Transmittal (where applicable) and any other documents as may reasonably be required shall, from and after the Effective Date, represent only the right to receive Shares in respect thereof. If certificates formerly representing Units have pot been so deposited on or before the sixth anniversary of the Effective Date, such certificates shall cease to represent a right or claim of any kind or nature and the right of the holder of the Units previously represented thereby to receive Shares shall be deemed to be surrendered to ParentCo, together with all interest or distributions thereon held for such holder..

4.2 Registration of interests in and transfers of the Shares will be made through a book-based system (the “Book Entry System”) administered by CDS. On or about the Effective Date, ParentCo will deliver to CDS one or more certificates evidencing the aggregate number of Shares issued in connection with the Arrangement.

4..3 Shares maybe purchased, transferred or surrendered for redemption through a participant in the CDS depository service (a “CDS Participant”). MI rights of holders of Shares may be exercised through, and all payments or other property to which such holder is entitled, may be made or delivered by CDS or the CDS Participant through which the holder holds such Shares. Upon purchase of such Shares, the holders will receive only a customer confirmation from the registered dealer which is a CDS Participant and from or through which the Shares are purchased.

4.4 Parente° may issue certificates representing Shares to one or more shareholders, where such issuances is warranted in the opinion of ParentCo ParentCo also has the option to terminate registration of the Shares through the Book Entry System, in which case certificates for the Shares in fully registered form would be issued to beneficial owners of such Shares or their nominees..

4.5 If any certificate which immediately prior to the Effective Time represented an interest in outstanding Units that were tcansfened pursuant to subsections 4.1 hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the registered holder thereof in the Unit Register shall, as a condition precedent to the receipt of any Shares to be issued to such person, provide to ParentCo a bond, in form and substance satisfactory to ParentCo, or otherwise indemnify ParentCo to its satisfaction, in its sole and absolute discretion, against any claim that may be made against them with respect to the certificate alleged to have been lost, stolen or destroyed.

A.R.IICLE 5

AMENDMENTS

5.1 the Fund, VFOT, VF Canada GP, VF Canada 12, VF Opco, U.S,. Holdings and ParentCo may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment ntust be: (i) set out in writing; (ii) approved by the other parties; and (iii) filed with the Court.

5.2 Any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by the Fund, VFOT, VP Canada GP, VF Canada LP, VF Opco, U.S. Holdings and Parente° (or, if following the Arrangement, ParentCo) without the approval of the Court or the Voting Unitholders, provided that it concerns a matter which, in the reasonable opinion of the Fund, VFOT, VF Canada GP, VF Canada LP, VF Opco,

U.S. Holdings and ParentCo (or, if following the Arrangement, ParentCo), is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement or is not adverse to the financial or economic interests of any former holder of Trust Units

5.3 Subject to Section 6 2, any amendment to this Plan. of Arrangement may be proposed by the Fund, VFOT, VF Canada GP, VP Canada LP, VF Open, U.S Holdings and ParentCo at any time prior to or at the Meeting (provided that the other parties shall have consented thereto) with or without any other prior notice or communication to Voting Unitholders, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes

5..4 Subject to Section 6,2, the Fund, VFOT, VF Canada GP, VF Canada LP, VP Opco, U.S. Holdings and ParentCo may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court and, if and as required by the Court, after communication to Voting Unitholders.

ARTICLE 6

GENERAL

6.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

6.2 It; prior to the Effective Date, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of any parties, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable,sonsistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalirlate,d by such holding, alteration or interpretation.

This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court